Exhibit 99.1 Press release dated January 31, 2011.
News Release
Section 21 Visit our web site at: www.streamlinehealth.net
STREAMLINE HEALTH APPOINTS ROBERT WATSON AS PRESIDENT AND CHIEF EXECUTIVE OFFICER
J. Brian Patsy, Founder of Streamline Health, to Retire as President and CEO
Cincinnati, Ohio — January 31, 2011 — Streamline Health Solutions, Inc. (NasdaqCM: STRM), a leading provider of document workflow solutions for hospitals, announced today that Robert Watson has been appointed President and Chief Executive Officer effective February 1, 2011. Mr. Watson has been involved in the healthcare information technology industry for more than 25 years with extensive experience in all operational facets of the industry from senior management to sales and marketing. J. Brian Patsy, founder of Streamline Health Solutions, and current President and Chief Executive Officer since its inception, has retired at the request of the Board of Directors from both positions and has also resigned as a director of the Company.
Previously, Mr. Watson was President and Chief Executive Officer of DocuSys, Inc., a leading provider of anesthesia information systems that was acquired by Merge Healthcare Incorporated in March 2010. Immediately prior to joining the Company Mr. Watson was engaged as a consultant to several venture capital firms and growth stage healthcare companies. Prior to joining DocuSys, he was Executive Vice President of Business Development of Concuity, a healthcare division of Trintech, Inc. Before that position, he was President and Chief Executive Officer at Concuity Inc, which was acquired by Trintech, Inc. in December 2006.
Prior to joining Concuity in 2001, Watson was acting Chief Executive Officer of HealthTrac Corporation, Chief Executive Officer of IQHealth at Cerner Corporation and has been the founder or senior executive of several successful healthcare organizations throughout his career. He holds an MBA from the Wharton School of Business at the University of Pennsylvania and a BA in Health Policy Studies and Information and Library Science from Syracuse University.
Jonathan R. Phillips, chairman of the Streamline Health Solutions Board of Directors, said, “We are excited to have recruited Bob Watson to join the Company at this critical point in its development. We believe Bob’s deep knowledge of the healthcare information technology industry and his experience in driving sales, innovation and strong execution will help Streamline reestablish its growth trajectory and build on the progress we have made to date in taking Streamline to the next level.

We are also highly indebted to Brian Patsy for his energy and unwavering commitment to the Company over the years. Since founding the Company more than twenty years ago, Brian has built one of the leading healthcare document management and workflow software companies through healthcare market vision, innovation and partnership. We are truly grateful to Brian for all his efforts over the years.”
Mr. Watson commented, “I am pleased to be joining Streamline Health at this important time in the Company’s history. Streamline Health has a strong reputation in the healthcare information technology industry. I am impressed with the products, the people and the company’s position within the market. I look forward to the opportunities ahead with great anticipation.”
Mr. Patsy stated, “It is with mixed emotions that I leave my responsibilities with Streamline Health. On the one hand, I am pleased to hand over the executive and operational reins to a highly regarded industry professional the likes of Bob Watson. I have no doubt that he will dramatically leverage the assets of this Company in the coming years. On the other hand, I will miss working every day with the great people of Streamline Health as well as with our prestigious customer base. I believe this is the right time to bring in a new CEO with a solid track record of success to infuse a new level of spirit and energy and drive the company to the next level of development.”
In connection with Mr. Watson’s hiring, he will receive 50,000 shares of Streamline Health common stock. Mr. Watson will also receive two stock option grants. The first grant will be for 250,000 shares of Streamline Health common stock, with an exercise price equal to the greater of $2.00 per share or the fair market value of a share of Streamline Health common stock on the date of grant. This option will vest in thirty six monthly installments during the first three years of employment. The second grant will be for 150,000 shares of Streamline Health common stock, with an exercise price equal to the greater of $3.00 per share or the fair market value of a share of Streamline Health common stock on the date of grant. The second grant will vest in five equal annual installments on the first, second, third, fourth and fifth anniversaries of the date of grant. The share and option awards described in this paragraph are inducement grants, pursuant to Nasdaq Marketplace Rule 5635(c)(4).
About Streamline Health
Streamline Health is a leading supplier of document workflow and document management tools, applications and services that assist strategic business partners and healthcare organizations to improve operational efficiencies through business process optimization. The Company provides integrated tools and technologies for automating document-intensive environments, including document workflow, document management, e-forms, connectivity, optical character recognition (OCR) and business process integration.
Streamline Health’s solutions create a permanent document-based repository of historical health information that is complementary and can be seamlessly integrated with existing disparate clinical, financial and administrative information systems, providing convenient electronic access to all forms of patient information from any location, including secure web-based access. For additional information, please visit our website at http://www.streamlinehealth.net.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995
Statements made by Streamline Health Solutions, Inc. that are not historical facts are forward-looking statements that are subject to risks and uncertainties and are no guarantee of future performance. The forward looking statements contained herein are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from those reflected in the forward-looking statements, included herein. These risks and uncertainties include, but are not limited to, the timing of contract negotiations and execution of contracts and the related timing of the revenue recognition related thereto, the potential cancellation of existing contracts or clients not completing projects included in the backlog, the impact of competitive products and pricing, product demand and market acceptance, new product development, key strategic alliances with vendors that resell the Company’s products, the ability of the Company to control costs, availability of products obtained from third party vendors, the healthcare regulatory environment, potential changes in legislation, regulation and government funding affecting the healthcare industry, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results, effects of critical accounting policies and judgments, changes in accounting policies or procedures as may be required by the Financial Accountings Standards Board or other similar entities, changes in economic, business and market conditions impacting the healthcare industry, the markets in which the Company operates and nationally, and the Company’s ability to maintain compliance with the terms of its credit facilities, and other risks detailed from time to time in the Streamline Health Solutions, Inc. filings with the U. S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Company Contact:	Investor Contact:
Streamline Health Solutions	Lytham Partners, LLC
Melissa Vincent	Joe Diaz, Robert Blum, Joe Dorame
Marketing Communications	(602) 889-9700
(513) 794-7100	STRM@lythampartners.com
Melissa.Vincent@streamlinehealth.net
CONTACT: Melissa Vincent, Marketing Communications of Streamline Health Solutions, Inc., +1-513-794-7100, Melissa.Vincent@streamlinehealth.net; or Investors, Joe Diaz, Robert Blum, or Joe Dorame, all of Lytham Partners, LLC, +1-602-889-9700, STRM@lythampartners.com, for Streamline Health Solutions, Inc.

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